Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Releases First Quarter 2023 Results

-- Reports Record Financial Performance in the First Quarter --
-- Nemaska Lithium Achieves Significant Milestones --
-- Raises 2023 Full Year Revenue and Adjusted EBITDA Guidance --

PHILADELPHIA, May 2, 2023 – Livent Corporation (NYSE: LTHM) today reported results for the first quarter of 2023.
First quarter revenue was $253.5 million, up 16% and up 77% from the fourth quarter of 2022 and the prior year’s quarter, respectively. Reported GAAP net income was $114.8 million, compared to $82.7 million and $53.2 million in the previous quarter and the prior year’s quarter, respectively, or 55 cents per diluted share. Adjusted EBITDA was $157.4 million, 46% above the previous quarter and roughly three times the prior year’s quarter, and adjusted earnings per diluted share (1) were 60 cents. Continued strength in customer demand supported higher average realized prices across all products in the first quarter.
“Livent achieved record revenue and profitability in the first quarter driven by higher realized lithium pricing and strong demand from our customers,” said Paul Graves, president and chief executive officer of Livent. “We continue to expect strong financial performance in 2023 supported by pricing visibility from existing customer contracts. The Company remains on schedule to deliver its announced capacity expansions, which will result in an incremental 4,000 metric tons of volume available for sale in 2023, and an incremental 10,000 metrics tons available in 2024 year-over-year. We continue to work closely with our customers who remain focused on securing larger and longer-term volume commitments from us.”
Nemaska Development Update
The development of Nemaska Lithium, an integrated lithium hydroxide project located in Québec, Canada in which Livent is a 50% shareholder, continues to advance as expected. The Board of Nemaska Lithium approved commencement of construction of the 34,000 metric ton hydroxide facility at Bécancour, and the acceleration of mining operations at Whabouchi. Commercial sales of spodumene concentrate are expected to begin in 2025 and continue until the hydroxide facility comes into full

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production. First production of lithium hydroxide is expected in late 2026. Nemaska Lithium continues to be a highly attractive project that is strategically located and has access to low-cost, green hydro-electric energy. Further details pertaining to the project, along with supporting cost information, will be provided by Nemaska Lithium in a feasibility study expected to be released in the second quarter.
Commercial Update
In the first quarter, Livent and BMW Group agreed to an amendment and extension of their existing supply agreement. As part of this, total lithium hydroxide volumes delivered per year will increase, and the contract will now run through the end of 2028. The two companies continue to work together in multiple areas, including sustainability and technology initiatives and mutual support for expansion projects, and Livent believes this will become a growing model for our industry.
Livent has also been appointed by Nemaska Lithium on an exclusive basis to engage in sales and marketing efforts on its behalf. Livent expects that Nemaska Lithium will enter into its first customer agreements in 2023.
Guidance and Outlook (2)
Livent has increased its guidance for 2023 financial performance and continues to expect significant growth following record 2022 results. For the full year, Livent now projects revenue to be in the range of $1,025 million to $1,125 million and Adjusted EBITDA to be in the range of $530 million to $600 million. This represents growth of 32% and 54%, respectively, at the midpoints versus the prior year. This guidance remains based on a projected 20% higher total volumes sold on an LCE (3) basis versus 2022. Additionally, the company expects to achieve higher average realized pricing across its portfolio of lithium products, partially offset by higher anticipated costs.

($ million)	Revised FY 2023 Guidance	Prior FY 2023 Guidance	Actual FY 2022	Revised YoY Growth
Revenue	1,025 – 1,125	1,000 – 1,100	813	Up 26% – 38%
Adjusted EBITDA	530 – 600	510 – 580	367	Up 45% – 64%

The table below provides additional estimates for select financial items:

Full Year 2023
•Adjusted tax rate •Full-year weighted average diluted shares outstanding (4) •Depreciation & amortization •Adjusted cash from operations •Capital expenditures and other investing activities	16 – 19 ~210 $46 - $52 $360 - $440 $325 - $375	percent million million million million

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Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA, Diluted adjusted after-tax earnings per share, Adjusted tax rate, and Adjusted cash from operations. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The Company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,350 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, we have identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the Company based on currently available information. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the factors described under the caption entitled “Risk Factors” in Livent’s 2022 Form 10-K filed with the Securities and Exchange Commission on February 24, 2023. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

1.Corresponds to Diluted adjusted after-tax earnings per share in the accompanying financial tables.
2.Although we provide a forecast for Adjusted EBITDA, Adjusted tax rate and Adjusted cash from Operations we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable

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efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.
3.Lithium Carbonate Equivalents.
4.Inclusive of 28.1 million dilutive share equivalents attributable to potential conversion of 2025 Notes.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$253.5	$143.5
Costs of sales	87.5	83.6
Gross margin	166.0	59.9
Selling, general and administrative expenses	16.3	11.8
Research and development expenses	1.0	0.9
Restructuring and other charges	1.9	1.0
Separation-related costs	—	0.1
Total costs and expenses	106.7	97.4
Income from operations before equity in net loss of unconsolidated affiliates and other gain	146.8	46.1
Equity in net loss of unconsolidated affiliates	8.1	2.2
Interest expense, net	—	—
Other gain	—	(14.0)
Income from operations before income taxes	138.7	57.9
Income tax expense	23.9	4.7
Net income	$114.8	$53.2
Net income per weighted average share - basic	$0.64	$0.33
Net income per weighted average share - diluted	$0.55	$0.28
Weighted average common shares outstanding - basic	179.6	161.7
Weighted average common shares outstanding - diluted	209.2	191.4

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2023	2022
Net income	$114.8	$53.2
Add back:
Income tax expense	23.9	4.7
Depreciation and amortization	6.8	6.4
EBITDA (Non-GAAP) (1)	145.5	64.3
Add back:
Argentina remeasurement losses (a)	4.1	1.0
Restructuring and other charges (b)	1.9	1.0
Separation-related costs (c)	—	0.1
COVID-19 related costs (d)	—	0.8
Other loss (e)	5.9	1.6
Subtract:
Blue Chip Swap gain (f)	—	(14.0)
Argentina interest income (g)	—	(1.5)
Adjusted EBITDA (Non-GAAP) (1)	$157.4	$53.3
__________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense and depreciation and amortization; and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges, separation-related costs, COVID-19 related costs and other losses/(gains). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Includes severance and exit costs for restructuring and management changes at certain operating and administrative facilities and miscellaneous transaction-related costs.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align Nemaska Lithium Inc.'s ("NLI's") reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliates in our condensed consolidated statement of operations. The Company accounts for its equity method investment in the NLI on a one-quarter lag basis.
f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.

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RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended March 31,
	2023	2022
Net income	$114.8	$53.2
Special charges:
Argentina remeasurement losses (a)	4.1	1.0
Restructuring and other charges (b)	1.9	1.0
Separation-related costs (c)	—	0.1
COVID-19 related costs (d)	—	0.8
Other loss (e)	5.9	1.6
Blue Chip Swap gain (f)	—	(14.0)
Argentina interest income (g)	—	(1.5)
Non-GAAP tax adjustments (h)	(0.7)	(2.2)
Adjusted after-tax earnings (Non-GAAP) (1)	$126.0	$40.0

Diluted earnings per common share (GAAP)	$0.55	$0.28
Special charges per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.02	0.01
Restructuring and other charges, per diluted share	0.01	0.01
Other loss, per diluted share	0.02	0.01
Blue Chip Swap gain, per diluted share	—	(0.08)
Argentina interest income, per diluted share	—	(0.01)
Non-GAAP tax adjustments, per diluted share	—	(0.01)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.60	$0.21
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings per share computations	209.2	191.4
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings" and "Diluted adjusted after-tax earnings per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents impact of currency fluctuations on tax assets and liabilities and long-term monetary assets associated with our capital expansion as well as foreign currency devaluations. The remeasurement losses are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Includes severance and exit costs for restructuring and management changes at certain operating and administrative facilities and miscellaneous transaction-related costs.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents our ownership interest (which is 50% and was 25% prior to June 6, 2022) in costs incurred for certain project-related costs to align NLI's reported results with Livent's capitalization policies and interest expense incurred by NLI, all included in Equity in net loss of unconsolidated affiliate in our condensed consolidated statement of operations. The Company accounts for its equity method investment in NLI on a one-quarter lag basis.
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f.Represents the gain from the sale in Argentina pesos of Argentina Sovereign U.S. dollar-denominated bonds and is excluded from Adjusted EBITDA because it is nonrecurring.
g.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted EBITDA because of its association with long-term capital projects which will not be operational until future periods.
h.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure "Diluted adjusted after-tax earnings per share", and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended March 31,
(in Millions)	2023	2022
Non-GAAP tax adjustments:
Income tax expense on restructuring, separation-related and other corporate costs	$(0.5)	$0.1
Foreign currency remeasurement and other discrete items (1)	1.2	(3.9)
Blue Chip Swap gain	—	1.4
Other discrete items	(1.4)	0.2
Total Non-GAAP tax adjustments	$(0.7)	$(2.2)

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RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2023	2022
Cash provided by operating activities (GAAP)	$102.9	$10.8
Restructuring and other charges	1.3	0.2
Separation-related costs	—	0.4
COVID-19 related costs (a)	—	0.8
Argentina interest income (b)	—	(1.5)
Adjusted cash provided by operations (Non-GAAP) (1)	$104.2	$10.7
___________________
1.The Company believes that the Non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
b.Represents interest income received from the Argentina government for the period beginning when the recoverability of certain of our expansion-related VAT receivables were approved by the Argentina government and ending on the date when the reimbursements were paid by the Argentina government but is excluded from our calculation of Adjusted cash provided by operations because of its association with long-term capital projects which will not be operational until future periods.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CURRENT PORTION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	March 31, 2023	December 31, 2022
Long-term debt (GAAP) (a)	$242.3	$241.9
Less: Cash and cash equivalents (GAAP)	(194.1)	(189.0)
Net debt (Non-GAAP) (1)	$48.2	$52.9
___________________
1.The Company believes that the Non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.Presented net of unamortized transaction costs of $3.5 million and $3.9 million as of March 31, 2023 and December 31, 2022, respectively. As of March 31, 2023 and December 31, 2022, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	March 31, 2023	December 31, 2022
Cash and cash equivalents	$194.1	$189.0
Trade receivables, net of allowance of approximately $0.3 in 2023 and 2022	112.9	141.6
Inventories	184.1	152.3
Other current assets	67.5	61.1
Total current assets	558.6	544.0
Investments	453.3	440.3
Property, plant and equipment, net of accumulated depreciation of $261.0 in 2023 and $253.1 in 2022	1,040.0	968.3
Right of use assets - operating leases, net	5.5	4.8
Deferred income taxes	0.7	0.4
Other assets	122.2	116.4
Total assets	$2,180.3	$2,074.2

Accounts payable, trade and other	$64.7	$81.7
Contract liabilities - short term	2.5	15.5
Other current liabilities	64.9	51.5
Total current liabilities	132.1	148.7
Long-term debt	242.3	241.9
Contract liability - long-term	198.0	198.0
Other long-term liabilities	46.9	42.6
Equity	1,561.0	1,443.0
Total liabilities and equity	$2,180.3	$2,074.2
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in Millions)	2023	2022
Cash provided by operating activities	$102.9	$10.8
Cash used in investing activities	(98.1)	(55.4)
Cash (used in)/provided by financing activities	(0.1)	0.1
Effect of exchange rate changes on cash	0.4	—
Increase/(decrease) in cash and cash equivalents	5.1	(44.5)
Cash and cash equivalents, beginning of period	189.0	113.0
Cash and cash equivalents, end of period	$194.1	$68.5
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